                        S.R. One, Ltd.S.R. ONE, LIMITED
                              FOUR TOWERS BRIDGE
                             200 BARR HARBOR DRIVE
                                   SUITE 250
                         WEST CONSHOHOCKEN, PA  19428



                                 March 5, 1999



W. Vickery Stoughton, President
Careside, Inc.
6100 Bristol Boulevard
Culver City, CA  90230

Dear Vick:

          Reference is made to the Securities Purchase Agreement dated December
17, 1998 between S.R. One, Ltd. and Careside, Inc.   This letter will confirm
the undersigned's agreement that Section 4.2 of the Securities Purchase Agreement shall apply only for so long as any Notes (as defined in said agreement) remain outstanding.

                              Sincerely,

                              S.R. One, Limited



                              By:   /s/ DONALD F. PARMAN
                                    --------------------
                              Title:  Vice President

                                                                     EXHIBIT 4.4

                               S. R.ONE, LIMITED


                                      AND


                                CARESIDE, INC.


                     ====================================

                         SECURITIES PURCHASE AGREEMENT

                     ====================================


                        Dated as of December  17, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                                                              Page
                                                                                                              ----
ARTICLE 1.
     Definitions...........................................................................................    1

ARTICLE 2.
     Purchase and Sale of the Notes........................................................................    2
          Section 2.1.   Purchase and Sale.................................................................    2

ARTICLE 3.
     Representations and Warranties........................................................................    2
          Section 3.1.   Representations and Warranties of the Company.....................................    2
                         3.1.1.    Organization and Standing...............................................    2
                         3.1.2.    Corporate Power and Authority; Enforceability...........................    2
                         3.1.3.    Validity of Contemplated Transactions...................................    3
                         3.1.4.    Issuance of Shares......................................................    3
                         3.1.5.    Accuracy and Completeness of the Financial Information..................    3
                         3.1.6.    Compliance with all Laws................................................    3
                         3.1.7.    Registration Statement..................................................    3
          Section 3.2.   Representations, Warranties and Covenants of the Investor.........................    3
                         3.2.1.    Corporate Power and Authority; Enforceability...........................    3
                         3.2.2.    Securities Act Representations..........................................    3
                         3.2.3.    Forbearance of Warrant Exercise.........................................    5

ARTICLE 4.
     Related Matters.......................................................................................    5
          Section 4.1.   Registration Rights...............................................................    5
          Section 4.2.   Board Visitation Rights...........................................................    5

ARTICLE 5.
     Miscellaneous.........................................................................................    5
          Section 5.1.   Entire Agreement..................................................................    5
          Section 5.2.   Expenses..........................................................................    5
          Section 5.3.   Jurisdiction......................................................................    5
          Section 5.4.   Binding Effect; Assignment;.......................................................    5
          Section 5.5.   Amendment and Modification........................................................    6
          Section 5.6.   Headings..........................................................................    6
          Section 5.7.   Exhibits..........................................................................    6
          Section 5.8.   Notices...........................................................................    6
          Section 5.9.   Waiver............................................................................    7
          Section 5.10.  Severability......................................................................    7
          Section 5.11.  Governing Law.....................................................................    7
          Section 5.12.  Continuing Obligation.............................................................    7
          Section 5.13.  Counterparts......................................................................    7

Exhibits                                                              Page
--------                                                              ----

A.  Form of Promissory Note
B.  Draft Registration Statement dated 12/__/98
C.  Form of Warrant
D.  Stockholders Agreement
E.  Registration Rights Agreement
F.  Forebearance Letter

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made this 17th day
                                              ---------
of December, 1998 by and between S.R.One, Limited, a Pennsylvania Business Trust, (the "Investor"), and CARESIDE, INC., a Delaware corporation with its
             --------
principal offices located at 6100 Bristol Parkway, Culver City, California 90230 (the "Company").
      -------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase from the Company, one or more promissory notes in the aggregate principal amount of up to $3 million (each a "Note"), each Note to be with a detachable warrant (each a "Warrant"), on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                                  ARTICLE 1.
                                  Definitions
                                  -----------

     Section 1.1.  "Closing" shall mean the date or dates on which the Investor
                    -------
provides funding on a Note to the Company.

     Section 1.2.  "Common Stock" shall mean the common capital stock of the
                    ------------
Company, $0.1 par value per share.

     Section 1.3.  "Governmental Entity" means any federal, state, local or
                    -------------------
foreign government or governmental body, or any political subdivision thereof, including any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Section 1.4.  "Initial Public Offering" means the first offering of the
                    -----------------------
Company's securities registered with the SEC under the Securities Act.

     Section 1.5.  "Law" or "Regulation" means any applicable law, statute,
                    ---      ----------
rule, ordinance, regulation, order, decree, edict or other requirement of any Governmental Entity.

     Section 1.6.  "Lien" means any mortgage, lien, security interest, pledge,
                    ----
negative pledge, encumbrance, assessment, title retention agreement, restriction or restraint on transfer, defect of title, charge in the nature of a lien or security interest, or option (whether consensual, statutory or otherwise).

     Section 1.7.  "Note" means the promissory notes referenced in the recitals
                    ----
hereto, each of which shall be in the form of Exhibit A hereto.
                                              ---------

     Section 1.8.  "Person" means an individual, a sole proprietorship, a
                    ------
corporation, a partnership, a limited liability company or partnership, a joint venture, an association, a trust, or any other entity or organization, including a Governmental Entity.

     Section 1.9.  "Regulation D" means Regulation D promulgated by the SEC
                    ------------
under the Securities Act, as amended from time to time.

     Section 1.10.  "SEC" means the United States Securities and Exchange
                     ---
Commission or any successor Governmental Entity.

     Section 1.11.  "Registration Statement" means the Company's registration
                     ----------------------
statement on Form S-1 which the Company intends to file with the SEC after the date hereof, a draft copy of which (dated December __, 1998) attached hereto as

Exhibit B.
---------

     Section 1.12.  "Securities Act" means the Securities Act of 1933, as
                     --------------
amended, and the Regulations promulgated thereunder or with respect thereto, or any successor or substitute Laws.

     Section 1.13.  "Shares" means shares of Common Stock of the Company issued
                     ------
by the Company upon exercise of the Warrants.

     Section 1.14.  "Transaction" means the issuance and sale of the Notes and
                     -----------
Warrants pursuant to Article 2 hereof, and the matters related thereto, as set
                     ---------
forth herein.

     Section 1.15.  "Warrant" means the detachable warrant referenced in the
                     -------
recitals hereto and in the form of Exhibit C hereto.
                                   ---------

                                  ARTICLE 2.
                        Purchase and Sale of the Notes
                        ------------------------------

     Section 2.1.   Purchase and Sale.  On or before  December 31, 1998, the
                    -----------------
Company shall issue, sell and deliver to the Investor, and the Investor shall purchase from the Company, a Note in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) upon the terms and subject to the conditions set forth herein. After January 1, 1999 and prior to January 31, 1999, the Company shall sell and deliver to Investor, and the Investor shall purchase from the Company, one or more Notes in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Company shall give five (5) days' prior written notice of its sale and issuance of each Note to Investor. The Company shall use the proceeds from the Notes to fund its working capital needs and for other general corporate purposes.

                                  ARTICLE 3.
                        Representations and Warranties
                        ------------------------------

     Section 3.1.   Representations and Warranties of the Company.  As a
                    ---------------------------------------------
material inducement to the Investor to enter into this Agreement and to consummate the Transaction, the Company hereby represents and warrants to the Investor as follows, which representations and warranties shall survive the Closing and the issuance and delivery of each Note:

               3.1.1.    Organization and Standing. The Company is a corporation
                         -------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware.

               3.1.2.    Corporate Power and Authority; Enforceability. The
                         ---------------------------------------------
Company has the requisite power and authority (corporate and otherwise) to execute, deliver and perform this Agreement and to consummate the Transaction. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transaction, have been duly authorized by all necessary action

(corporate or otherwise) on its part. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except insofar as enforceability is limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and by general principles of equity.

               3.1.3.    Validity of Contemplated Transactions. The execution,
                         -------------------------------------
delivery and performance by the Company of this Agreement, and the consummation by it of the Transaction, do not violate or contravene any provision of the Company's charter or bylaws, or of any material contract to which the Company is a party.

               3.1.4.    Issuance of Shares. Any Shares, issued and delivered
                         ------------------
to, and paid for by the Investor pursuant to and in accordance with exercise of a Warrant, (a) will have been validly issued, fully paid and non-assessable, (b) will be free and clear of any Liens (other than Liens imposed by the Securities
Act), and (c) will have been issued without violation of any preemptive or other right to purchase or restrict the transfer of Common Stock.

               3.1.5.    Accuracy and Completeness of the Financial Information.
                         ------------------------------------------------------
The Company's financial information that has been provided to the Investor is accurate and complete in all materials respects, except that the Company makes no representations or warranties with respect to any projections of the Company's future results of operations, financial condition or otherwise.

               3.1.6.    Compliance with all Laws. To the best of its knowledge,
                         ------------------------
the Company is in compliance in all material respects with all Laws.

               3.1.7.    Registration Statement. The Registration Statement is
                         ----------------------
true and correct in all material respects and does not contain any statement that is misleading or omit any statement necessary to make the statements made therein not misleading.

     Section 3.2.   Representations, Warranties and Covenants of the Investor.
                    ---------------------------------------------------------
As a material inducement to the Company to enter into this Agreement and to consummate the Transaction, the Investor hereby represents and warrants to the Company as follows, which representations and warranties shall survive the Closing and the issuance and delivery of each Note:

               3.2.1.    Corporate Power and Authority; Enforceability. The
                         ---------------------------------------------
Investor has the requisite power and authority (corporate and otherwise) to execute, deliver and perform this Agreement and to consummate the Transaction. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the Transaction, have been duly authorized by all necessary action (corporate or otherwise) on its part. This Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except insofar as enforceability is limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and by general principles of equity.

               3.2.2.    Securities Act Representations. The Investor hereby
                         ------------------------------
represents and warrants to the Company that:

                         (a) the Investor is an "accredited investor" within the
meaning of Regulation D [and] [or] a "qualified institutional buyer" within the meaning of Rule 144A;

                         (b) the Investor (i) has such experience in financial
and business matters such that it is capable of evaluating the merits and risks of purchasing the securities acquired hereunder, (ii) has been furnished any and all materials has requested relating to the Company or the offering of these securities and the Investor has been afforded the opportunity to ask questions of the senior management and directors of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information provided to the Investor, and (iii) is satisfied that the Investor has received adequate information with respect to all matters that the Investor considers material to the Investor's decision to make this investment;

                         (c) the Investor is purchasing the securities to be
acquired hereunder for its own account, with no present intention of transferring, distributing or reselling such securities, or any part thereof;

                         (d) the Investor understands that the securities to be
acquired under this Agreement have not been registered under the Securities Act or under the Laws of any jurisdiction, and that the Company does not contemplate and, except as set forth herein, is under no obligation to so register such securities;

                         (e) the Investor is aware that: (i) investment in the
Company involves a high degree of risk, lack of liquidity and substantial restrictions on transferability of interest; (ii) no Governmental Entity has made any finding or determination as to the fairness for investment by the public, nor has it made any recommendation or endorsement of the securities to be acquired hereunder; and (iii) such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from registration under the Securities Act covering the sale of the Shares is available;

                         (f) the Investor has sufficient financial resources
available to support the loss of all or a portion of the Investor's investment in the Company, has no need for liquidity in the investment in the Company and is able to bear the economic risk of the investment; and

                         (g) the Investor has received, reviewed and understands
the section entitled "Risk Factors" contained in the Registration Statement, and the Investor further acknowledges that (i) prior to the execution of a definitive underwriting agreement neither the Company nor any other Person has made any commitment or agreement that said Registration Statement will become effective or that the initial public offering described therein will occur at a particular price or within a particular range of prices or occur at all; (ii) there can be no assurance that the initial public offering described therein will occur at a particular price or within a particular range of prices or occur at all; and (iii) the Notes are not being offered pursuant to such Registration Statement.

               3.2.3.    Forbearance of Warrant Exercise. In the event a Warrant
                         -------------------------------
is issued after the Company has filed the Registration Statement (or a subsequent version thereof) with the SEC, the Investor covenants to execute the letter attached hereto as Exhibit F which will have the effect of deferring
                          ---------
exercisability of such Warrant as provided therein.

                                  ARTICLE 4.
                                Related Matters
                                ---------------

     Section 4.1.   Registration Rights. The Company hereby grants to the
                    -------------------
Investor the on-demand and piggyback registration rights with respect to Warrant Shares owned by the Investor as set forth in the Registration Rights Agreement attached hereto as Exhibit E (as modified by any amendments thereto hereafter
                   ---------
made).

     Section 4.2.   Board Visitation Rights.  For so long as any Notes remain
                    ------------------------
outstanding or Investor owns the Warrant or any Warrant Shares (i) the Company shall provide the same advance written notice to Investor as it supplies to its directors in accordance with its bylaws, of all meetings of the Company's Board of Directors and provide copies to Investor of any materials distributed to directors in advance of or at such meeting, at the same time and by the same means as they are provided to the Company's directors, and (ii) Investor shall be entitled to have one representative attend all meetings of the Company's Board of Directors.

                                  ARTICLE 5.
                                 Miscellaneous
                                 -------------

     Section 5.1.   Entire Agreement.  The Securities Purchase Agreement, and
                    ----------------
the Warrants and Notes issued pursuant hereto contain the entire understanding between the parties hereto and supersede all prior agreements and understandings, written or oral, with respect to the subject matter hereof.

     Section 5.2.   Expenses.  All costs and expenses incurred in connection
                    --------
with this Agreement shall be paid by the Person incurring such expenses.

     Section 5.3.   Jurisdiction.  the Company and the Investor hereby agree
                    ------------
that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement, a Note or a Warrant shall be brought and enforced in the courts of the State of California, and any Federal court located in any county in the State of California in which the Company has an office and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Investor hereby irrevocably waive any objection to such exclusivity based on the doctrine of inconvenient forum or otherwise. Any such process or summons to be served upon either the Company or the Investor (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in
Section 5.8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Investor, by its execution of this Agreement and acceptance of a Note and Warrant, agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     Section 5.4.   Binding Effect; Assignment; Benefit.  This Agreement shall
                    -----------------------------------
inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 5.5.   Amendment and Modification.  Subject to applicable law, this
                    --------------------------
Agreement may be amended, modified and supplemented only by a writing duly authorized and executed by the parties hereto.

     Section 5.6.   Headings.  The descriptive headings of the several Articles
                    --------
and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 5.7.   Exhibits.  All exhibits attached hereto are a material part
                    --------
of this Agreement and are hereby incorporated into this Agreement.

     Section 5.8.   Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be given to a Person either personally or by sending a copy thereof by first class United States express mail, postage prepaid and return-receipt requested, or by a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid, or by telecopier (with the original sent by either of the foregoing manners), to such Person's address (or to such Person's telecopier number). All notices shall be deemed to have been given to the Person entitled thereto when received.

            If to the Investor, to:

               S.R.One, Limited
               4 Towers Bridge
               200 Barr Harbor Drive
               Suite 250
               West Conshohocken, Pennsylvania 19428
               Attention:  Mr. Peter Sears
               Facsimile No.:  __________________

            If to the Company, to:

               CARESIDE, Inc.
               6100 Bristol Parkway
               Culver City, CA  90230
               Attention:  President and Chief Executive Officer
               Facsimile No.:   310.338.6789

            with a copy to:

               Pepper Hamilton LLP
               3000 Two Logan Square
               18th & Arch Streets
               Philadelphia, PA  19103-2799
               Attention:  Julia D. Corelli, Esq.
               Facsimile No.:   215.981.4750

     Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

     Section 5.9.   Waiver.  No provision of this Agreement may be waived except
                    ------
by a written instrument signed by the party hereto sought to be bound. No failure or delay by any party hereto in exercising any right or remedy hereunder or under applicable Law will operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion will not be deemed a waiver of any other right or remedy, or a waiver on any subsequent occasion (it being understood that specific time frames for notice or actions to be taken shall be binding on the parties).

     Section 5.10.  Severability.  If any term, provision, covenant or
                    ------------
restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 5.11.  Governing Law.  This Agreement shall be construed and
                    -------------
enforced in accordance with the Laws of the State of Delaware without regard to principles of conflicts of law applicable in such jurisdiction.

     Section 5.12.  Continuing Obligation.  Except as otherwise specifically
                    ---------------------
provided herein, neither termination nor expiration of this Agreement shall relieve any party hereto from any obligation under this Agreement which accrued, or arose from facts and circumstances in existence, prior thereto.

     Section 5.13.  Counterparts.  This Agreement and any amendment or
                    ------------
supplement hereto may be executed by the parties in separate counterparts, whether originally or by facsimile, each of which when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same agreement. The execution of this Agreement and any such amendment or supplement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written by their duly authorized representative.

                             S.R.One, Limited


                             By:    ___________________________
                             Name:  Peter Sears
                             Title:


                             CARESIDE, INC.


                             By:   ___________________________
                                   James Koch
                                   Chief Financial Officer

                                   EXHIBIT A
                                   ---------


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.


                                    FORM OF
                                PROMISSORY NOTE
                                ---------------


$_________                                                      Philadelphia, PA
                                                                __________, 199_


          FOR VALUE RECEIVED, CARESIDE, INC., a Delaware corporation with offices at 6100 Bristol Parkway, Culver City, California 90230 ("Maker") promises to pay to the order of S.R.One, Limited, a Pennsylvania Business Trust, ("Payee"), or to such other person or at such other place as Payee may designate from time to time in writing, the principal amount of _________________ Dollars ($___________ ) in lawful money of the United States of America, together with such interest as may be payable as hereinafter provided. This Note is issued pursuant to the Securities Purchase Agreement dated December 17, 1998 between Maker and Payee.

          1.   Maturity.  The principal amount outstanding under the Note will
               --------
be due and payable at the earliest to occur of (i) the closing of a private equity financing of at least $8,000,000, (ii) January 31, 2000, or (iii) the closing of an initial public offering of the Common Stock of Maker ("Maturity").

          2.   Interest Payments. Interest payable on the outstanding principal
               -----------------
will be calculated at the rate of eight percent (8%) per annum, payable in cash on a quarterly basis on the last business day of each calendar quarter, or on Maturity if other than the last day of a calendar quarter, commencing with the last business day of the calendar quarter which includes the date hereof.

          3.   Optional Prepayment.
               -------------------

               (a) From and after the date hereof, provided demand for repayment has not been made, Maker shall have the privilege at any time and from time to time of prepaying this Note in whole or in part (each, a "Prepayment"), provided that Maker sends a notice (each, a "Prepayment Notice") to Payee at least 15 days prior to the date of such prepayment (each, a "Prepayment Date"). There shall be no premium or penalty in connection with any Prepayment. Each Prepayment shall be applied first against accrued interest, if any, and then against principal outstanding in the inverse order of the maturity of the installments thereof. Each Prepayment Notice shall set forth the Prepayment Date and the amount of the Prepayment, specifying the amount thereof being applied against accrued interest and the amount thereof being applied against principal.

          4.   Security.  The indebtedness outstanding under this Note will be
               --------
unsecured. Maker covenants that it will not create, incur, assume or permit any mortgage, pledge, lien, security interest or other preferential arrangement, charge or encumbrance of any nature upon or with respect to the assets of the Maker except for mortgages, pledges, liens, security interests or other preferential arrangements, charges or encumbrances on the assets of the Maker incurred, assumed or permitted pursuant to any lease financing for up to $3,000,000 undertaken by the Maker.

          5.   Seniority.  The indebtedness outstanding under this Note will be
               ---------
considered senior debt and will not be subordinated to any other indebtedness of the Maker except insofar as Maker has granted security to Finova Technology Finance, Inc. in connection with equipment lease financing obtained from such lender.

          6.   Events of Default.  The occurrence of one or more of the
               -----------------
following events (after the expiration of any stated notice or cure period) shall constitute an event of default ("Event of Default") hereunder:

               (a) Maker shall fail to make any payment due to Payee under this Note within ten (10) days after the same shall become due and payable, whether at Maturity, by acceleration or otherwise;

               (b) If Maker becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within ninety (90) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it, and if contested by it, not dismissed or stayed within ninety (90) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Maker; if any order for relief is entered relating to any of the foregoing proceedings; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

               (c) Maker fails to perform in accordance with any other terms or conditions in this Note or the Securities Purchase Agreement of even date herewith between Maker and Payee and Maker has failed to cure the same within thirty (30) days following its receipt of written notice of said Event of Default hereunder or of a default thereunder;

               (d) Maker sells or otherwise transfers substantially all of its assets, discontinues its business, voluntarily or involuntarily dissolves, or more than fifty percent (50%) of the voting power of the equity of Maker is transferred to a single acquirer or group of acquirers acting in concert in a single transaction or series of related transactions.

          7.   Remedies.  Upon the occurrence of any Event of Default, at the
               --------
option of Payee:

               (a) the entire unpaid principal sum outstanding hereunder plus any and all interest accrued thereon plus all other sums due and payable to Payee hereunder shall become immediately due and payable; and

               (b) Payee may exercise any and all other rights and remedies at law or in equity.

          8.   Remedies Cumulative, etc.
               -------------------------

               (a) No right or remedy conferred upon or reserved to Payee hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Payee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

               (b) Maker agrees that any action or proceeding against it to enforce this Note may be commenced in state or federal court in any county in the State of Delaware.

          9.   No Setoff.  Maker shall not be permitted to set off any
               ---------
obligation owed to Payee hereunder against any obligations owed by Payee to Maker, if any, unless such obligation setting off payments hereunder has been finally determined to be owed to Maker and such determination is not appealable by Payee.

          10.  Costs and Expenses.  Following the occurrence of any Event of
               ------------------
Default, Maker shall pay upon demand all costs and expenses (including all attorneys' fees and expenses) incurred by Payee in the exercise of any of its rights, remedies or powers to enforce this Note and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and shall bear interest as set forth in Section 2 hereof, from the date of such demand until paid in full.

          11.  Notices.  All notices required to be given to any of the parties
               -------
hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

     If to Maker:        CARESIDE, INC.
     -----------
                         6100 Bristol Parkway
                         Culver City, CA  90230
                         Attn:  President and
                                Chief Executive Officer
                         Facsimile No.:  310-338-6789

     With a copy to:     Pepper Hamilton LLP
     --------------
                         3000 Two Logan Square
                         18th & Arch Streets
                         Philadelphia, PA 19103
                         Attn:  Julia D. Corelli, Esq.

     If to Payee:        S.R.One, Limited
     -----------
                         4 Towers Bridge
                         200 Barr Harbor Drive
                         Suite 250
                         West Conshohocken, PA 19428
                         Attn:  Mr. Peter Sears
                         Facsimile No.: ____________

          Such notice shall be deemed to be given when received if delivered personally or three (3) business days after the date mailed to a recipient in the same country as the sender, or seven (7) business days to any other recipient. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

          12.  Severability.  In the event that any provision of this Note is
               ------------
held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          13.  Successors and Assigns.  This Note inures to the benefit of Payee
               ----------------------
and binds Maker, and its respective successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

          14.  Entire Agreement. This Note embodies the entire understanding and
               ----------------
agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral and written.

          15.  Modification of Agreement. This Note may not be modified, altered
               -------------------------
or amended, except by an agreement in writing signed by both Maker and Payee.

          16.  No Presentment, Etc.  Maker hereby waives presentment, demand,
               -------------------
notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, Event of Default or enforcement of this Note.

          17.  No Waiver.  Payee shall not, by any act, delay, omission or
               ---------
otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver shall be in writing and signed by Payee. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

          18.  Governing Law.  This Note shall be governed by and construed in
               -------------
accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, Maker has duly executed this Promissory Note the day and year first above written.


                                        CARESIDE, INC.



                                        By:_________________________________
                                        Name:
                                        Title: